UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

March 14, 2014
Date of Report (Date of earliest event reported)

FMC Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W., Houston, Texas	77086
(Address of principal executive offices)	(Zip Code)
(281) 591-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 20, 2014, FMC Technologies, Inc. (the “Company”) issued a news release announcing that it has signed a definitive Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Syntron Material Handling, LLC (the “Buyer”), an affiliate of Levine Leichtman Capital Partners Private Capital Solutions II, L.P., pursuant to which the Company agreed to sell to Buyer and to cause its subsidiaries to sell to Buyer, the equity interests of Technisys, Inc., a Utah corporation, and FMC Technologies Energy Holdings Ltd., a private limited liability company organized under the laws of Hong Kong, and assets, subject to certain exceptions, pertaining to the Company’s material handling business. The Purchase Agreement contains customary representations, warranties, covenants and indemnities.
The closing of the transactions contemplated by the Purchase Agreement is currently expected to occur during the second quarter of 2014 and is subject to the satisfaction of certain conditions to closing, including the receipt of any applicable regulatory approvals.
A copy of the news release announcing the transaction is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	News Release issued by FMC Technologies, Inc. dated March 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By: /s/ Jeffrey W. Carr
Dated: March 20, 2014	Name: Jeffrey W. Carr
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release issued by FMC Technologies, Inc. dated March 20, 2014